Exhibit 5.1
                      McGrath, North, Mullin & Kratz, P.C.
                           1400 One Central Park Plaza
                              222 South 15th Street
                              Omaha, Nebraska 68102
                                 (402) 341-3070

                                December 10, 1998

ConAgra, Inc.
One ConAgra Drive
Omaha, NE  68102-5001

Ladies and Gentlemen:

         ConAgra, Inc. (the "Company") proposes to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a registration statement on Form S-3 (the "Registration Statement") covering up to $1,665,000,000 of debt securities of the Company (the "Debt Securities" ) which are to be issued in one or more series from time to time under an indenture (the "Indenture"), the form of which appears as an exhibit to the Registration Statement. In connection with the foregoing, we have examined corporate records of the Company and such other documents and materials as we considered relevant to the opinions set forth below, and have made such investigation of matters of law and fact as we have considered appropriate.

         Based on the foregoing, we are of the opinion that:

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power to execute and deliver the Indenture and the Debt Securities.

         2. The execution and delivery of the Indenture by the Company has been duly authorized, and, subject to compliance with the procedures specified in the Indenture relating to the authorization of the several series of Debt Securities, the issuance of the Debt Securities in such series will be duly authorized; and when the Debt Securities of a series has been so authorized and executed by the Company, authenticated by the trustee and delivered against payment therefor, the Debt Securities of such series will constitute legally issued and valid obligations of the Company.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the section entitled "Legal Matters" of the Registration Statement.

                                            Very truly yours,

                                            McGRATH, NORTH, MULLIN & KRATZ, P.C.

                                            /s/ David L. Hefflinger

                                            FOR THE FIRM



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